Exhibit 99.1

United Online Reports Third Quarter 2012 Results

  Progress Continues Toward Planned Separation into Two Independent, Publicly-Traded Companies
  Consolidated Revenues of $177.8 Million, Operating Income of $8.4 Million and Adjusted OIBDA of $26.8 Million
  FTD Segment Revenues Increase 7% Year-Over-Year

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--November 1, 2012--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its third quarter ended September 30, 2012.

“We are continuing to make progress in our plan to spin-off FTD as an independent, publicly-traded company,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “We expect to complete the spin-off by August 2013, and are targeting the first half of 2013 to complete this transaction. We are also continuing to review strategic alternatives for our other businesses as we seek to further unlock shareholder value.”

“Looking at our results for the quarter, consolidated revenues and adjusted OIBDA each approached the high end of our guidance range for the quarter,” Goldston said. “During the quarter, the FTD segment achieved its seventh consecutive quarter of year-over-year revenue growth, when prior periods are adjusted for the timing of the U.K. Mother’s Day in 2011. FTD revenues increased 7% from the year-ago quarter, driven by consumer order growth in both the U.S. and international businesses.”

“Content & Media segment pay accounts declined by 133,000 during the quarter, the smallest net decrease since the second quarter of 2010,” Goldston continued. “The quarterly net decrease in segment pay accounts has now improved for three consecutive quarters from a high of 296,000 in the fourth quarter of 2011.”

“As we grow the customer base in our NetZero 4G mobile broadband business, we are continuing to test marketing strategies, including discounted pricing on our devices as a means to improve conversion rates,” said Neil P. Edwards, Executive Vice President and Chief Financial Officer.

Summary Results for Third Quarter Ended September 30, 2012:

The following table summarizes key financial results for the third quarter ended September 30, 2012:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q3 2012	Q3 2011	% Change
FTD revenues	$116.4	$108.7	7%
Content & Media revenues	36.6	44.1	(17%)
Communications revenues	25.2	30.3	(17%)
Intersegment eliminations	(0.4)	(0.4)	3%
Consolidated revenues	$177.8	$182.7	(3%)

GAAP operating income	$8.4	$20.2	(58%)

Adjusted OIBDA(1)	$26.8	$39.7	(33%)

GAAP net income attributable to common stockholders	$4.6	$11.4	(60%)
GAAP diluted net income per common share	$0.05	$0.13	(62%)

Adjusted net income attributable to common stockholders(2)	$12.5	$20.3	(38%)
Adjusted diluted net income per common share(2)	$0.14	$0.23	(39%)

  Consolidated revenues were $177.8 million, a 3% decrease compared to the year-ago quarter. Adjusting for the unfavorable impact of foreign currency exchange rates, consolidated revenues in the third quarter of 2012 decreased by 2% compared to the year-ago quarter.
  GAAP operating income was $8.4 million, a decrease of 58% versus the year-ago quarter.
  Consolidated adjusted OIBDA(1) was $26.8 million, a decrease of 33% versus the year-ago quarter. Adjusting for the unfavorable impact of foreign currency exchange rates, consolidated adjusted OIBDA in the third quarter of 2012 decreased by 31% compared to the year-ago quarter.
  Interest expense was $3.3 million, down 13% compared to the year-ago quarter.
  The effective income tax rate was 13%, versus 31% in the year-ago quarter. The decrease in the effective income tax rate was primarily due to an increase in discrete tax benefits relating to the release of reserves for uncertain tax positions and a reduction in the U.K. statutory income tax rate on lower pre-tax income in the third quarter, compared to the year-ago quarter.
  GAAP diluted net income per common share was $0.05, down 62% compared to the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.14, down 39% compared to the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended September 30, 2012 were $10.6 million and $7.9 million, respectively, each representing decreases of 51% compared to the year-ago quarter.
  Cash and cash equivalents at September 30, 2012 were $108.1 million, compared to $111.4 million at June 30, 2012.
  Net debt at September 30, 2012 was $135.8 million, compared to $132.4 million at June 30, 2012. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.4 million in cash dividends during the quarter.
  In October 2012, the company’s Board of Directors declared a quarterly cash dividend of $0.10 per share that is payable on November 30, 2012 to stockholders of record on November 14, 2012.

Segment Results for Third Quarter Ended September 30, 2012:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2012	Q3 2011	% Change
Products revenues	$88.8	$82.4	8%
Services revenues	27.6	26.3	5%
Segment revenues	$116.4	$108.7	7%

Segment income from operations	$14.2	$15.5	(9%)
Segment adjusted OIBDA(1)	$15.2	$16.6	(8%)
as a % of segment revenues(1)	13.1%	15.3%

Metrics Highlights	Q3 2012	Q3 2011	% Change
Consumer orders(4) (in thousands)	1,239	1,104	12%
Average order value(4)	$61.06	$63.46	(4%)

British Pound / U.S. Dollar exchange rate (average)	1.58	1.61	(2%)

  Segment revenues were $116.4 million, an increase of 7% versus the year-ago quarter. Adjusting for the unfavorable impact of foreign currency exchange rates, segment revenues increased by 8%, compared to the year-ago quarter.
  Segment adjusted OIBDA(1) was $15.2 million, a decrease of 8% versus the year-ago quarter.
  Consumer orders(4) were 1.2 million, up 12% versus the year-ago quarter.
  Average order value(4) (“AOV”) was $61.06, down 4% compared to the year-ago quarter. Adjusting for the unfavorable impact of foreign currency exchange rates, AOV decreased 3% versus the year-ago quarter.

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2012	Q3 2011	% Change
Products revenues	$1.1	$0.3	218%
Services revenues	23.0	30.8	(25%)
Advertising revenues	12.4	12.9	(4%)
Segment revenues	$36.6	$44.1	(17%)

Segment income from operations	$8.0	$11.5	(30%)
Segment adjusted OIBDA(1)	$7.3	$13.1	(44%)
as a % of segment revenues(1)	20.0%	29.6%

Metrics Highlights	Q3 2012	Q3 2011	% Change
Segment pay accounts(5) (in thousands)	2,987	3,780	(21%)
Net quarterly decline in segment pay accounts(5) (in thousands)	(133)	(227)	41%
Segment active accounts(5) (in millions)	10.9	11.9	(8%)
ARPU(6)	$2.50	$2.64	(5%)

Euro / U.S. Dollar Exchange Rate (average)	1.25	1.41	(11%)

  Segment revenues were $36.6 million, a decrease of 17% versus the year-ago quarter. Adjusting for the unfavorable impact of foreign currency exchange rates, segment revenues decreased 15% versus the year-ago quarter.
  Segment adjusted OIBDA was $7.3 million, a decrease of 44% versus the year-ago quarter. Adjusting for the unfavorable impact of foreign currency exchange rates, segment adjusted OIBDA decreased 40% versus the year-ago quarter.
  Segment pay accounts at September 30, 2012 were 3.0 million, a decrease of 21% versus September 30, 2011.
  Segment ARPU was $2.50, a decline of 5% versus the year-ago quarter. Adjusting for the unfavorable impact of foreign currency exchange rates, segment ARPU decreased by 1%.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2012	Q3 2011	% Change
Products revenues	$0.7	$-	N/A
Services revenues	18.9	24.2	(22%)
Advertising revenues	5.6	6.1	(8%)
Segment revenues	$25.2	$30.3	(17%)

Segment income from operations	$8.8	$14.6	(40%)
Segment adjusted OIBDA(1)	$9.3	$15.4	(39%)
as a % of segment revenues(1)	36.9%	50.8%

Metrics Highlights	Q3 2012	Q3 2011	% Change
Segment pay accounts(5) (in thousands)	675	843	(20%)
ARPU(6)	$8.97	$9.14	(2%)

  Segment revenues were $25.2 million, a decrease of 17% versus the year-ago quarter.
  Segment adjusted OIBDA was $9.3 million, a decrease of 39% versus the year-ago quarter. The investment in the NetZero 4G mobile broadband business resulted in a negative adjusted OIBDA impact of $2.7 million during the third quarter of 2012.
  Segment pay accounts at September 30, 2012 were 0.7 million, a decrease of 20% versus September 30, 2011.

Unallocated Corporate Expenses:

For the quarter ended September 30, 2012, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $5.1 million, compared to $5.3 million in the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Fourth Quarter 2012 Guidance:

Fourth Quarter 2012 (in millions)	Guidance
Revenues	$218.0 - $224.0
Adjusted OIBDA(1)	$29.0 - $34.0

Fourth Quarter 2012 Supplemental Information (in millions)	Guidance
Net interest expense	$3.1
Shares used to calculate diluted net income per common share	91.1
Shares used to calculate adjusted diluted net income per common share(2)	91.3

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Fourth Quarter 2012 (in millions)	Guidance
Operating Income	$8.1 - $13.1
Depreciation	$6.4
Amortization of intangible assets	$8.3
Stock-based compensation	$3.5
Transaction-related costs	$2.7
Adjusted OIBDA(1)	$29.0 - $34.0

Investor Conference Call on November 1, 2012 at 5:00 p.m. ET (2:00 p.m. PT):

The company will host a conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 1, 2012. The conference call dial-in number is 800-344-6698 for U.S. and Canadian participants and 785-830-7979 for participants outside the U.S. and Canada. The passcode is 6889194. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the third quarter ended September 30, 2012, can be accessed within the Investor Relations section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will be available on the company’s website for seven days following the call. A replay of the broadcast will also be available for seven days following the call by dialing 888-203-1112 (or 719-457-0820 outside of the U.S. and Canada) and the replay passcode, 6889194.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company’s regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs — The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com and www.ftd.ca websites and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk, www.flyingflowers.co.uk, www.flowersdirect.co.uk, and www.interflora.ie websites and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery date. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. For orders placed outside the U.S. (principally in the U.K. and the Republic of Ireland), this average U.S. Dollar amount is determined after translating the local currency amounts received into U.S. Dollars. Average order value includes merchandise revenues and shipping and service fees paid by the consumer, less discounts and refunds (net of refund-related fees charged to floral network members).

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free NetZero 4G mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed and The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period.

About United Online®:

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. The company’s FTD segment provides floral-related products and services (FTD, Interflora, Flying Flowers, and Flowers Direct) for consumers and retail florists, as well as other retail locations offering floral and related products and services. The company’s Content & Media segment provides online nostalgia products and services (Classmates, schoolFeed and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including high-speed 4G mobile broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the proposed spin-off of the FTD segment; the review of strategic alternatives for the company’s other businesses; future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and planned marketing initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effects of the proposed spin-off or other transactions on our businesses; risks associated with the launch, integration or commercialization of new businesses, products, services, applications or features or the success of new business models; the severity and duration of current economic conditions; the effect of competition; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; the company’s inability to enforce or defend its ownership and use of intellectual property; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; changes in the floral industry; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits or the tax treatment of the proposed spin-off transaction; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Products	$90,600	$82,794	$377,683	$357,712
Services	87,151	99,900	274,217	322,052
Total revenues	177,751	182,694	651,900	679,764
Operating expenses:
Cost of revenues-products(a)	67,892	61,744	279,726	266,536
Cost of revenues-services(a)	21,461	21,579	66,120	70,370
Sales and marketing(a)	37,012	33,315	130,571	130,261
Technology and development(a)	11,859	12,774	35,363	38,266
General and administrative(a)	24,663	25,414	72,199	80,038
Amortization of intangible assets	7,813	7,571	22,659	22,914
Acquisition-related contingent consideration	(1,387)	-	(1,387)	-
Restructuring and other exit costs	-	74	14	751
Total operating expenses	169,313	162,471	605,265	609,136

Operating income	8,438	20,223	46,635	70,628

Interest income	511	308	962	1,140
Interest expense	(3,260)	(3,747)	(10,301)	(19,564)
Other income, net	(3)	512	768	2,217

Income before income taxes	5,686	17,296	38,064	54,421
Provision for income taxes	755	5,380	13,069	15,556
Net income	$4,931	$11,916	$24,995	$38,865
Income allocated to participating securities	(344)	(467)	(895)	(1,602)
Net income attributable to common stockholders	$4,587	$11,449	$24,100	$37,263

Basic net income per common share	$0.05	$0.13	$0.27	$0.42
Shares used to calculate basic net income per common share	90,657	88,773	90,311	88,237
Diluted net income per common share	$0.05	$0.13	$0.27	$0.42
Shares used to calculate diluted net income per common share	90,735	88,812	90,379	88,423

Shares outstanding at end of period	90,676	88,855	90,676	88,855

(a) Stock-based compensation was allocated as follows:
Cost of revenues-products	$19	$16	$25	$37
Cost of revenues-services	67	101	192	283
Sales and marketing	639	660	1,781	1,767
Technology and development	403	564	1,198	1,694
General and administrative	2,302	2,952	6,721	9,733
Total stock-based compensation	$3,430	$4,293	$9,917	$13,514

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Operating income	$8,438	$20,223	$46,635	$70,628
Depreciation	6,464	6,564	19,559	19,118
Amortization of intangible assets	8,185	7,870	23,817	23,646
Operating income before depreciation and amortization	23,087	34,657	90,011	113,392
Stock-based compensation	3,430	4,293	9,917	13,514
Restructuring and other exit costs	-	74	14	751
Litigation or dispute settlement charges	(193)	661	(589)	2,924
Transaction-related costs	452	-	1,790	-
Adjusted OIBDA	$26,776	$39,685	$101,143	$130,581

UNITED ONLINE, INC.
Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
FTD:
Segment income from operations	$14,190	$15,526	$60,931	$58,781
Stock-based compensation	1,216	1,068	3,350	2,895
Litigation or dispute settlement charges	(193)	-	(193)	-
Transaction-related costs	19	-	619	-
Segment adjusted OIBDA	$15,232	$16,594	$64,707	$61,676

Content & Media:
Segment income from operations	$8,024	$11,526	$22,005	$30,857
Stock-based compensation	580	863	1,723	2,651
Restructuring and other exit costs	-	-	(91)	-
Litigation or dispute settlement charges	-	661	(396)	2,924
Transaction-related costs	(1,305)	-	(567)	-
Segment adjusted OIBDA	$7,299	$13,050	$22,674	$36,432

Communications:
Segment income from operations	$8,770	$14,622	$27,701	$47,112
Stock-based compensation	529	671	1,615	1,892
Restructuring and other exit costs	-	74	(8)	751
Segment adjusted OIBDA	$9,299	$15,367	$29,308	$49,755

Unallocated corporate expenses	$(5,054)	$(5,326)	$(15,546)	$(17,282)

Consolidated adjusted OIBDA	$26,776	$39,685	$101,143	$130,581

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income	$4,931	$11,916	$24,995	$38,865
Income allocated to participating securities	(344)	(467)	(895)	(1,602)
Net income attributable to common stockholders	4,587	11,449	24,100	37,263

Adjustments:
Stock-based compensation	3,430	4,293	9,917	13,514
Amortization of intangible assets	8,185	7,870	23,817	23,646
Restructuring and other exit costs	-	74	14	751
Litigation or dispute settlement charges	(193)	661	(589)	2,924
Transaction-related costs(a)	452	-	1,790	6,078
	16,461	24,347	59,049	84,176

Income tax effect of adjusting entries	(3,945)	(4,060)	(11,337)	(15,030)
Adjusted net income attributable to common stockholders	$12,516	$20,287	$47,712	$69,146

GAAP net income per common share:
Basic net income per common share	$0.05	$0.13	$0.27	$0.42
Shares used to calculate basic net income per common share	90,657	88,773	90,311	88,237
Diluted net income per common share	$0.05	$0.13	$0.27	$0.42
Shares used to calculate diluted net income per common share	90,735	88,812	90,379	88,423

Adjusted net income per common share:
Adjusted basic net income per common share	$0.14	$0.23	$0.53	$0.78
Shares used to calculate adjusted basic net income per common share	90,657	88,773	90,311	88,237
Adjusted diluted net income per common share	$0.14	$0.23	$0.53	$0.78
Shares used to calculate adjusted diluted net income per common share	90,952	88,995	90,608	88,565

(a)	Includes a $6.1 million loss on extinguishment of debt recorded in the quarter ended June 30, 2011 in connection with the refinancing of FTD's credit facilities.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$108,140	$136,105
Accounts receivable, net	40,362	43,177
Inventories, net	12,934	8,832
Deferred tax assets, net	13,040	15,587
Property and equipment, net	56,238	62,460
Goodwill and intangible assets, net	702,072	693,279
Other assets	29,607	36,917
Total assets	$962,393	$996,357

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$52,655	$64,649
Accrued liabilities	46,044	54,850
Member redemption liability	21,528	22,453
Deferred revenue	51,067	57,915
Debt, net of discounts	243,908	261,124
Deferred tax liabilities, net	41,988	44,098
Other liabilities	12,587	11,133
Total liabilities	469,777	516,222

Stockholders' equity	492,616	480,135

Total liabilities and stockholders' equity	$962,393	$996,357

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,931	$11,916	$24,995	$38,865

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	18,079	18,727	53,293	56,278
Provision for doubtful accounts receivable	524	428	1,646	1,794
Acquisition-related contingent consideration	(1,387)	-	(1,387)	-
Accretion of discounts and amortization of debt issue costs	188	229	822	1,281
Loss on extinguishment of debt	-	-	-	6,078
Deferred taxes and other	657	(581)	(2,811)	(958)
Tax benefits (shortfalls) from equity awards	99	(156)	(153)	(143)
Excess tax benefits from equity awards	(1)	(14)	(14)	(265)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(4,577)	(126)	1,311	9,817
Inventories	(1,721)	(835)	(4,078)	1,616
Other assets	(1,196)	(1,094)	5,719	3,287
Accounts payable and accrued liabilities	1,757	456	(22,476)	(26,433)
Member redemption liability	(30)	(1,371)	(925)	(2,068)
Deferred revenue	(2,807)	(6,179)	(6,738)	(11,655)
Other liabilities	(3,911)	57	(5,751)	(5,760)
Net cash provided by operating activities	10,605	21,457	43,453	71,734

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,771)	(5,549)	(13,218)	(19,211)
Purchases of rights, content and intellectual property	(586)	(791)	(1,726)	(2,905)
Purchases of investments	(31)	-	(96)	-
Proceeds from sales of investments	70	-	444	-
Cash paid for acquisitions, net of cash acquired	-	-	(11,355)	-
Proceeds from sales of assets, net	-	221	-	221
Net cash used for investing activities	(5,318)	(6,119)	(25,951)	(21,895)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	-	-	-	261,325
Payments on term loans	-	(663)	(17,663)	(265,288)
Payments for debt issue costs	-	(748)	-	(778)
Proceeds from exercises of stock options	-	9	5	33
Proceeds from employee stock purchase plans	-	-	1,793	2,349
Repurchases of common stock	(117)	(649)	(2,261)	(6,979)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,417)	(9,262)	(28,087)	(27,946)
Excess tax benefits from equity awards	1	14	14	265
Net cash used for financing activities	(9,533)	(11,299)	(46,199)	(37,019)

Effect of foreign currency exchange rate changes on cash and cash equivalents	950	(2,641)	732	(242)

Change in cash and cash equivalents	(3,296)	1,398	(27,965)	12,578
Cash and cash equivalents, beginning of period	111,436	111,444	136,105	100,264
Cash and cash equivalents, end of period	$108,140	$112,842	$108,140	$112,842

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net cash provided by operating activities	$10,605	$21,457	$43,453	$71,734
Adjustments:
Capital expenditures	(4,771)	(5,549)	(13,218)	(19,211)
Excess tax benefits from equity awards	1	14	14	265
Cash paid for restructuring and other exit costs	527	205	3,948	2,037
Cash paid (received) for litigation or dispute settlement charges	656	4	764	(73)
Cash paid for transaction-related costs	836	-	1,636	-
Free cash flow	$7,854	$16,131	$36,597	$54,752

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
FTD
Revenues:
Products	$88,809	$82,447	$372,878	$357,365
Services	27,553	26,300	87,458	86,580
Total revenues	116,362	108,747	460,336	443,945

Operating expenses:
Cost of revenues	71,153	66,352	290,795	281,552
Sales and marketing	21,181	17,469	78,588	74,754
Technology and development	3,710	3,591	11,198	10,823
General and administrative	8,641	8,101	26,306	24,371
Amortization of intangible assets	6,431	6,301	19,092	18,913
Total operating expenses	111,116	101,814	425,979	410,413

Operating income	5,246	6,933	34,357	33,532
Depreciation	2,513	2,292	7,482	6,336
Amortization of intangible assets	6,431	6,301	19,092	18,913

Segment income from operations	14,190	15,526	60,931	58,781
Stock-based compensation	1,216	1,068	3,350	2,895
Litigation or dispute settlement charges	(193)	-	(193)	-
Transaction-related costs	19	-	619	-
Segment adjusted OIBDA	$15,232	$16,594	$64,707	$61,676

Content & Media
Revenues:
Products	$1,105	$347	$2,886	$347
Services	23,033	30,826	72,886	95,604
Advertising	12,418	12,897	38,215	43,859
Total revenues	36,556	44,070	113,987	139,810

Operating expenses:
Cost of revenues	10,209	8,590	30,840	29,044
Sales and marketing	11,813	13,913	39,074	48,046
Technology and development	5,793	6,210	16,488	18,729
General and administrative	5,186	6,848	16,419	21,707
Amortization of intangible assets	1,382	1,055	3,567	3,306
Acquisition-related contingent consideration	(1,387)	-	(1,387)	-
Restructuring and other exit costs	-	-	(91)	-
Total operating expenses	32,996	36,616	104,910	120,832

Operating income	3,560	7,454	9,077	18,978
Depreciation	2,710	2,718	8,203	7,841
Amortization of intangible assets	1,754	1,354	4,725	4,038

Segment income from operations	8,024	11,526	22,005	30,857
Stock-based compensation	580	863	1,723	2,651
Restructuring and other exit costs	-	-	(91)	-
Litigation or dispute settlement charges	-	661	(396)	2,924
Transaction-related costs	(1,305)	-	(567)	-
Segment adjusted OIBDA	$7,299	$13,050	$22,674	$36,432

Communications
Revenues:
Products	$686	$-	$1,919	$-
Services	18,882	24,158	59,895	78,149
Advertising	5,635	6,102	16,959	19,088
Total revenues	25,203	30,260	78,773	97,237

Operating expenses:
Cost of revenues	8,079	8,505	24,585	26,812
Sales and marketing	4,300	2,192	13,731	8,187
Technology and development	2,356	2,973	7,677	8,714
General and administrative	2,880	3,376	8,779	10,517
Amortization of intangible assets	-	215	-	695
Restructuring and other exit costs	-	74	(8)	751
Total operating expenses	17,615	17,335	54,764	55,676

Operating income	7,588	12,925	24,009	41,561
Depreciation	1,182	1,482	3,692	4,856
Amortization of intangible assets	-	215	-	695

Segment income from operations	8,770	14,622	27,701	47,112
Stock-based compensation	529	671	1,615	1,892
Restructuring and other exit costs	-	74	(8)	751
Segment adjusted OIBDA	$9,299	$15,367	$29,308	$49,755

Total segment adjusted OIBDA	$31,830	$45,011	$116,689	$147,863

Reconciliation of segment revenues to consolidated revenues:
FTD	$116,362	$108,747	$460,336	$443,945
Content & Media	36,556	44,070	113,987	139,810
Communications	25,203	30,260	78,773	97,237
Intersegment eliminations	(370)	(383)	(1,196)	(1,228)
Consolidated revenues	$177,751	$182,694	$651,900	$679,764

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$111,116	$101,814	$425,979	$410,413
Content & Media	32,996	36,616	104,910	120,832
Communications	17,615	17,335	54,764	55,676
Unallocated corporate expenses	7,956	7,089	20,808	23,443
Intersegment eliminations	(370)	(383)	(1,196)	(1,228)
Consolidated operating expenses	$169,313	$162,471	$605,265	$609,136

Reconciliation of segment income from operations to consolidated operating income:
FTD	$14,190	$15,526	$60,931	$58,781
Content & Media	8,024	11,526	22,005	30,857
Communications	8,770	14,622	27,701	47,112
Total segment income from operations	30,984	41,674	110,637	136,750
Depreciation	(6,464)	(6,564)	(19,559)	(19,118)
Amortization of intangible assets	(8,185)	(7,870)	(23,817)	(23,646)
Unallocated corporate expenses, excluding depreciation	(7,897)	(7,017)	(20,626)	(23,358)
Consolidated operating income	$8,438	$20,223	$46,635	$70,628

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$15,232	$16,594	$64,707	$61,676
Content & Media adjusted OIBDA	7,299	13,050	22,674	36,432
Communications adjusted OIBDA	9,299	15,367	29,308	49,755
Total segment adjusted OIBDA	31,830	45,011	116,689	147,863
Unallocated corporate expenses	(5,054)	(5,326)	(15,546)	(17,282)
Consolidated adjusted OIBDA	$26,776	$39,685	$101,143	$130,581

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Consolidated:
Revenues (in thousands)	$177,751	$231,857	$242,292	$217,921	$182,694

FTD:
Segment revenues (in thousands)	$116,362	$167,527	$176,447	$143,304	$108,747
% of consolidated revenues	65%	72%	73%	66%	60%

Consumer orders(4) (in thousands)	1,239	1,997	1,997	1,615	1,104
Average order value(4)	$61.06	$60.75	$62.91	$62.31	$63.46
Average foreign currency exchange rate: GBP to USD	1.58	1.58	1.58	1.57	1.61

Content & Media:
Segment revenues (in thousands)	$36,556	$37,986	$39,445	$45,665	$44,070
% of consolidated revenues	21%	16%	16%	21%	24%

Pay accounts(5) (in thousands)	2,987	3,120	3,293	3,484	3,780
Segment churn(7)	3.4%	3.6%	3.9%	4.1%	3.9%
ARPU(6)	$2.50	$2.50	$2.54	$2.60	$2.64
Segment active accounts(5) (in millions)	10.9	10.3	11.3	10.3	11.9
Currency exchange rate: EUR to USD	1.25	1.28	1.31	1.35	1.41

Communications:
Segment revenues (in thousands)	$25,203	$26,810	$26,760	$29,295	$30,260
% of consolidated revenues	14%	12%	11%	13%	17%

Pay accounts(5) (in thousands):
Access	440	467	498	535	577
Other	235	242	249	259	266
Total Communications pay accounts	675	709	747	794	843

Segment churn(7)	3.1%	3.2%	3.4%	3.4%	3.4%
ARPU(6)	$8.97	$8.97	$8.99	$9.09	$9.14
Segment active accounts(5) (in millions)	1.4	1.4	1.5	1.5	1.6

(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow, 818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis, 818-287-3388
pr@untd.com